UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2011

AARON’S, INC.
(Exact name of registrant as specified in its charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 1, 2011, the Compensation Committee of the Board of Directors of Aaron’s, Inc. (the “Company”) approved the establishment of a stock-based management performance plan (the “Plan”) effective July 1, 2011. Under the Plan, certain vice presidents, director-level employees and other key personnel in the Company’s home office, divisional vice presidents and regional managers are eligible to receive grants of restricted stock units (“RSUs”) based upon the quarterly pre-tax profit performance of their operating units or the overall Company, as appropriate. The Company’s top four named executive officers — Chairman R. Charles Loudermilk, Sr., President and Chief Executive Officer Robert C. Loudermilk, Jr., Executive Vice President and Chief Financial Officer Gilbert L. Danielson and Chief Operating Officer William K. Butler, Jr. — are not eligible to participate in the Plan.
If the established performance criteria is achieved, the participating employees may be granted RSUs quarterly, which would vest between four and five years from the date of grant and which would generally be settled in shares of the Company’s stock on or around the first day of September immediately following the vesting date. Except in the case of death, disability or a change in control of the Company, a participating employee must be employed on the vesting date to earn the RSUs and to have a right to receive the underlying stock relating to the RSUs. Also, as a condition to the grant of the RSUs, each participant must enter into an employee agreement, which, among other things, contains restrictive covenants prohibiting the employee from soliciting the Company’s employees and customers and from competing with the Company. All RSUs awarded under the Plan will be granted under and pursuant to the terms of the Company’s 2001 Stock Option and Incentive Award Plan (as amended and restated) which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 10, 2009.
The Plan is discretionary and may be amended or terminated at any time by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee will administer the Plan and has delegated to the Company’s Chief Executive Officer some of its authority under the Plan with respect to grants to employees other than executive officers.
A summary of the Plan as it applies to participating vice presidents in the Company’s home office, some of whom are executive officers of the Company, is attached as Exhibit 10.1 to this Report, and is incorporated herein by reference. A copy of the form of Master Restricted Stock Unit Agreement related to awards under the Plan (which includes the form of employee agreement as an exhibit) is attached as Exhibit 10.2 to this Report, and is incorporated herein by reference. The foregoing description of the Plan is qualified in its entirety by reference to Exhibits 10.1 and 10.2, as well as to the Company’s 2001 Stock Option and Incentive Award Plan (as amended and restated) as previously filed with the Securities and Exchange Commission.

ITEM 9.01.	Financial Statements and Exhibits
(d)	Exhibits:

Exhibit No.	Description
10.1	Aaron’s Management Performance Plan (Summary of terms for Home Office Vice Presidents)
10.2	Aaron’s, Inc. 2001 Stock Option and Incentive Award Plan Master Restricted Stock Unit Agreement (Aaron’s Management Performance Plan)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Gilbert L. Danielson
Date: August 5, 2011		Gilbert L. Danielson
Executive Vice President and Chief Financial Officer